UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

ORION ENGINEERED CARBONS S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36563	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 Magnolia Cove Drive, Suite 106, Houston, TX	77345
(Address of principal executive offices)	(Zip Code)

(281) 318-2959

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	OEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, Orion Engineered Carbons S.A. (the “Company”) appointed Jeffrey Glajch as its new Chief Financial Officer (“CFO”). Mr. Glajch succeeds Bob Hrivnak, who served as the Company’s interim CFO since October 2021. Mr. Hrivnak will continue to serve as the Company’s Chief Accounting Officer.

Mr. Glajch has over 30 years of experience leading corporate finance and accounting control functions for both public and private companies. He joins the Company from Graham Corporation (NYSE: GHM), a leading designer and manufacturer of vacuum and heat transfer equipment for energy markets and process industries, where he has served as Chief Financial Officer for the past 13 years. In this role, Mr. Glajch led all aspects of finance, business development, investor relations, risk management, legal, information technology and human resources. Prior to Graham Corporation, he held senior financial roles at a number of companies. Jeffrey holds an MBA from Purdue University, a master’s degree in chemical engineering from Clarkson University and a bachelor’s degree in chemistry from Carnegie Mellon University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Orion Engineered Carbons S.A., dated February 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Engineered Carbons S.A.

By:	/s/ Corning Painter
	Name:	Corning Painter
	Title:	Chief Executive Officer

Date: February 16, 2022